UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2013

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46701 Commerce Center Drive Plymouth, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 862-4840

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2013, Esperion Therapeutics, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Amendment”) with the Michigan Land Bank Fast Track Authority (the “Landlord”), amending the terms of the Lease dated October 2, 2008, as amended by the First Amendment to Lease dated November 15, 2011 and the letter agreement dated March 29, 2013, each by and between the Company and the Landlord (as amended to date, the “Lease”).  The Lease covers the Company’s headquarters and principal executive offices at 46701 Commerce Center Drive, Plymouth, Michigan 48170.  The Amendment provides in part that (i) the expiration date of the initial term of the Lease is extended from October 2, 2013 to April 30, 2014 and (ii) the deadline by which the Company may exercise its option to renew the Lease is extended from July 1, 2013 to November 1, 2013.  Other than the modified terms described above, the material terms of the Lease remain unchanged.  The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Lease, dated August 26, 2013, between the Registrant and the Michigan Land Bank Fast Track Authority.

*      *       *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2013	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Lease, dated August 26, 2013, between the Registrant and the Michigan Land Bank Fast Track Authority.